Exhibit 4(r)-3

Conformed

LOUISVILLE GAS AND ELECTRIC COMPANY

TO

THE BANK OF NEW YORK MELLON,

Trustee

_____________________________

Supplemental Indenture No. 2
dated as of November 1, 2010

_____________________________

Supplemental to the Indenture
dated as of October 1, 2010

_____________________________

Establishing

First Mortgage Bonds, 1.625% Series due 2015

and

First Mortgage Bonds, 5.125% Series due 2040

SUPPLEMENTAL INDENTURE NO. 2

SUPPLEMENTAL INDENTURE No. 2, dated as of the 1st day of November, 2010, made and entered into by and between LOUISVILLE GAS AND ELECTRIC COMPANY, a corporation duly organized and existing under the laws of the Commonwealth of Kentucky, having its principal corporate offices at 220 West Main Street, Louisville, Kentucky 40202 (hereinafter sometimes called the “Company”), and THE BANK OF NEW YORK MELLON, a New York banking corporation, having its corporate trust office at 101 Barclay Street, 4th Floor, New York, New York 10286 and having its principal place of business at One Wall Street, New York, New York 10286 (hereinafter sometimes called the “Trustee”), as Trustee under the Indenture, dated as of October 1, 2010 (hereinafter called the “Original Indenture”)1, between the Company and said Trustee, as heretofore supplemented, this Supplemental Indenture No. 2 being supplemental thereto.  The Original Indenture, as heretofore supplemented, and this Supplemental Indenture No. 2 are hereinafter sometimes, collectively, called the “Indenture.”

Recitals of the Company

The Original Indenture was authorized, executed and delivered by the Company to provide for the issuance from time to time of its Securities (such term and all other capitalized terms used herein without definition having the meanings assigned to them in the Original Indenture), to be issued in one or more series as contemplated therein, and to provide security for the payment of the principal of and premium, if any, and interest, if any, on such Securities.

The Company has heretofore executed and delivered Supplemental Indenture No. 1 for the purpose of creating the series of Securities set forth in Exhibit A hereto.

Pursuant to Article Three of the Original Indenture, the Company wishes to establish two series of Securities, such series of Securities to be hereinafter sometimes called, respectively, “Securities of Series No. 2” and “Securities of Series No. 3,” and pursuant to Section 1401 of the Original Indenture, the Company wishes to correct an error in clause (p) in the third paragraph of Section 301 of the Original Indenture and to correct Exhibit A to the Original Indenture as set forth on Exhibit B hereto.

As contemplated in Section 301 of the Original Indenture, the Company further wishes to establish the designation and certain terms of the Securities of Series No. 2 and the Securities of Series No. 3.  The Company has duly authorized the execution and delivery of this Supplemental Indenture No. 2 to establish the designation and certain terms of each such series of Securities and has duly authorized the issuance of such Securities; and all acts necessary to make this Supplemental Indenture No. 2 a valid agreement of the Company, and to make the Securities of Series No. 2 and the Securities of Series No. 3 valid obligations of the Company, have been performed.

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE NO. 2 WITNESSETH, that, for and in consideration of the premises and of the purchase of the Securities by the Holders thereof and in order to secure the payment of the principal of and premium, if any, and interest, if any, on all Securities from time to time Outstanding and the performance of the covenants therein and in the Indenture contained, the Company hereby grants, bargains, sells, conveys, assigns, transfers, mortgages, pledges, sets over and confirms to the Trustee, and grants to the Trustee a security interest in and lien on, the real property specifically referred to in Exhibit C attached hereto and incorporated herein by reference and all right, title and interest of the Company in and to all property personal and mixed located thereon (other than Excepted Property), as and to the extent, and subject to the terms and conditions, set forth in the Original Indenture; and it is further mutually covenanted and agreed as follows:

1 of record in Mortgage Book __________, Page __________ in the office of the County Clerk of _______________ County, Kentucky.

ARTICLE ONE

SECURITIES OF SERIES NO. 2 AND SERIES NO. 3

SECTION 101.   Creation of Series No. 2.

There is hereby created a series of Securities designated “First Mortgage Bonds, 1.625% Series due 2015,” and the Securities of such series shall:

(a) be issued initially in the aggregate principal amount of $250,000,000 and shall be limited to such aggregate principal amount (except as contemplated in Section 301(b) of the Original Indenture); provided, however, that, as contemplated in the last paragraph of Section 301 of the Original Indenture, additional Securities of such series may be subsequently issued from time to time, without any consent of Holders of the Securities of such series, if and to the extent that, prior to each such subsequent issuance, the aggregate principal amount of the additional Securities then to be issued shall have been set forth in a Supplemental Indenture, and, thereupon, the Securities of such series shall be limited to such aggregate principal amount as so increased (except as aforesaid and subject to further such increases);

(b) be dated November 16, 2010;

(c) have a Stated Maturity of November 15, 2015, subject to prior redemption or purchase by the Company;

(d) have such additional terms as are established in an Officer’s Certificate as contemplated in Section 301 of the Original Indenture; and

(e) be in substantially the form or forms established therefor in an Officer’s Certificate, as contemplated by Section 201 of the Original Indenture.

SECTION 102.   Creation of Series No. 3.

There is hereby created a series of Securities designated “First Mortgage Bonds, 5.125% Series due 2040,” and the Securities of such series shall:

(a) be issued initially in the aggregate principal amount of $285,000,000 and shall be limited to such aggregate principal amount (except as contemplated in Section 301(b) of the Original Indenture); provided, however, that, as contemplated in the last paragraph of Section 301 of the Original Indenture, additional Securities of such series may be subsequently issued from time to time, without any consent of Holders of the Securities of such series, if and to the extent that, prior to each such subsequent issuance, the aggregate principal amount of the additional Securities then to be issued shall have been set forth in a Supplemental Indenture, and, thereupon, the Securities of such series shall be limited to such aggregate principal amount as so increased (except as aforesaid and subject to further such increases);

(b) be dated November 16, 2010;

(c) have a Stated Maturity of November 15, 2040, subject to prior redemption or purchase by the Company;

(d) have such additional terms as are established in an Officer’s Certificate as contemplated in Section 301 of the Original Indenture; and

(e) be in substantially the form or forms established therefor in an Officer’s Certificate, as contemplated by Section 201 of the Original Indenture.

ARTICLE TWO

COVENANTS

SECTION 201.   Satisfaction and Discharge.

The Company hereby agrees that, if the Company shall make any deposit of money and/or Eligible Obligations with respect to any Securities of Series No. 2 or Series No. 3, or any portion of the principal amount thereof, as contemplated by Section 901 of the Indenture, the Company shall not deliver an Officer’s Certificate described in clause (z) in the first paragraph of said Section 901 unless the Company shall also deliver to the Trustee, together with such Officer’s Certificate, either:

(a) an instrument wherein the Company, notwithstanding the satisfaction and discharge of its indebtedness in respect of such Securities, shall retain the obligation (which shall be absolute and unconditional) to irrevocably deposit with the Trustee or Paying Agent such additional sums of money, if any, or additional Eligible Obligations (meeting the requirements of Section 901), if any, or any combination thereof, at such time or times, as shall be necessary, together with the money and/or Eligible Obligations theretofore so deposited, to pay when due the principal of and premium, if any, and interest due and to become due on such Securities or portions thereof, all in accordance with and subject to the provisions of said Section 901; provided, however, that such instrument may state that the obligation of the Company to make additional deposits as aforesaid shall be subject to the delivery to the Company by the Trustee of a notice asserting the deficiency accompanied by an opinion of an independent public accountant of nationally recognized standing, selected by the Trustee, showing the calculation thereof (which opinion shall be obtained at the expense of the Company); or

(b) an Opinion of Counsel to the effect that the Holders of such Securities, or portions of the principal amount thereof, will not recognize income, gain or loss for United States federal income tax purposes as a result of the satisfaction and discharge of the Company’s indebtedness in respect thereof and will be subject to United States federal income tax on the same amounts, at the same times and in the same manner as if such satisfaction and discharge had not been effected.

SECTION 202.   Financial Statements.

So long as any Securities of Series No. 2 or Series No. 3 are Outstanding under the Indenture, during such periods as the Company shall not be subject to the periodic reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the Company shall make available to Holders of such Securities by means of posting on its website or other similar means:

(a) as soon as reasonably available and in any event within 120 days after the end of each fiscal year, the Company’s audited balance sheet, income statement and cash flow statement for such fiscal year prepared in accordance with United States generally accepted accounting principles (with notes to such financial statements), together with an audit report thereon by an independent accounting firm of established national reputation, and a management’s narrative analysis of the results of operations explaining the reasons for material changes in the amount of revenue and expense items between the most recent fiscal year presented and the fiscal year immediately preceding it, as described in Instruction I(2)(a) of Form 10-K.

(b) as soon as reasonably available and in any event within 60 days after the end of each of the first three fiscal quarters of each fiscal year, the Company’s unaudited balance sheet, unaudited income statement and unaudited cash flow statement for such fiscal quarter prepared in accordance with United States generally accepted accounting principles (with notes to such financial statements) and a management’s narrative analysis of the results of operations explaining the reasons for material changes in the amount of revenue and expense items between the most recent fiscal year-to-date period presented and the corresponding year-to-date period in the preceding fiscal year, as described in Instruction H(2)(a) to Form 10-Q.

If the Company is unable, for any reason, to post the financial statements on its website, it shall furnish the financial statements to the Trustee, who, at the expense of the Company, will furnish them to the Holders of such Securities, subject to the protections made available to the Trustee by the last paragraph of Section 1202 of the Original Indenture.  In addition, so long as any of such Securities remain Outstanding, the Company shall furnish to prospective purchasers of such Securities, upon their request, the information described above as well as any other information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act of 1933, as amended, for compliance with Rule 144A.

ARTICLE THREE

CORRECTIONS

SECTION 301.   Correction of Exhibit A.

In accordance with Section 1401(c) of the Original Indenture, Exhibit A to the Original Indenture is hereby corrected as set forth on Exhibit B to this Supplemental Indenture No. 2.  The Company hereby represents that the properties referred to on such Exhibit B as excepted or deleted, having been owned by the Company at one time, were no longer owned by the Company on the Execution Date of the Original Indenture and are not owned by the Company on the date of the execution and delivery by the Company of this Supplemental Indenture No. 2.

SECTION 302.   Correction of clause (p) of Section 301.

In accordance with Section 1401(l) of the Original Indenture, clause (p) in the third paragraph of Section 301 of the Original Indenture is hereby corrected so that the references to “Article Eight” in such section are changed to “Article Nine.”

ARTICLE FOUR

MISCELLANEOUS PROVISIONS

SECTION 401.   Single Instrument.

This Supplemental Indenture No. 2 is a supplement to the Original Indenture as heretofore supplemented.  As supplemented by this Supplemental Indenture No. 2, the Original Indenture, as heretofore supplemented, is in all respects ratified, approved and confirmed, and the Original Indenture, as heretofore supplemented, and this Supplemental Indenture No. 2 shall together constitute the Indenture.

SECTION 402.   Effect of Headings.

The Article and Section headings in this Supplemental Indenture No. 2 are for convenience only and shall not affect the construction hereof.

___________________

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture No. 1 to be duly executed as of the day and year first written above.

LOUISVILLE GAS AND ELECTRIC COMPANY

By:	/s/ Daniel K. Arbough
Name: Daniel K. Arbough
Title: Treasurer

ATTEST:

/s/ John R. McCall
Name:	John R. McCall
Title:	Executive Vice President, General Counsel,
Corporate Secretary and Chief Compliance Officer

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Christopher Curti
Name: Christopher Curti
Title: Vice President

COMMONWEALTH OF KENTUCKY	)
	)	ss.:
COUNTY OF JEFFERSON	)

On this 8th day of November, 2010, before me, a notary public, the undersigned, personally appeared Daniel K. Arbough, who acknowledged himself to be the Treasurer of LOUISVILLE GAS AND ELECTRIC COMPANY, a corporation of the Commonwealth of Kentucky and that he, as such Treasurer, being authorized to do so, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as Treasurer.

In witness whereof, I hereunto set my hand and official seal.

/s/ Kimberly M. Walters
Kimberly M. Walters
Notary Public, State at Large, KY
My commission expires September 11, 2012

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF NEW YORK	)

On this 8th day of November, 2010, before me, a notary public, the undersigned, personally appeared Christopher Curti, who acknowledged himself to be a Vice President of THE BANK OF NEW YORK MELLON, a corporation and that he, as Vice President, being authorized to do so, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as Vice President.

In witness whereof, I hereunto set my hand and official seal.

By:	/s/ Danny Lee
Danny Lee
Notary #: 01LE6161129
Qualified in New York County
Commission expires 2/20/2011

The Bank of New York Mellon hereby certifies that its precise name and address as Trustee hereunder are:

The Bank of New York Mellon
Global Structured Finance
101 Barclay Street, 4th Floor
New York, New York 10286
Attn:  Global Americas

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Christopher Curti
Name: Christopher Curti
Title: Vice President

CERTIFICATE OF PREPARER

The foregoing instrument was prepared by:

James J. Dimas, Senior Corporate Attorney
Kentucky Utilities Company
220 West Main Street
Louisville, Kentucky  40202

/s/ James J. Dimas
       James J. Dimas

EXHIBIT A

LOUISVILLE GAS AND ELECTRIC COMPANY
________________

BONDS ISSUED AND OUTSTANDING
under the Indenture, dated as of October 1, 2010
________________

Supplemental Indenture No.	Dated as of	Series No.	Series Designation	Date of Securities	Principal Amount Issued	Principal Amount Outstanding1
1	October 15, 2010	1	Collateral Series 2010	October 20, 2010	$574,304,000	$574,304,000

1   As of November 8, 2010.

EXHIBIT B

LOUISVILLE GAS AND ELECTRIC COMPANY

________________

CORRECTIONS

to

EXHIBIT A TO ORIGINAL INDENTURE

________________

Exhibit A to the Indenture, dated as of October 1, 2010, is hereby amended as follows to correct references in such Exhibit A that were made in error:

1.
There is EXCEPTED FROM the real property described on pages 1-4, inclusive, of Exhibit A the real property described in Deed Book 4272, Page 457 in the Office of the Clerk of Jefferson, County, Kentucky.

2.
There is EXCEPTED FROM the real property described on pages 6 and 8 and pages 10-15, inclusive, of Exhibit A the real property described in Deed Book 7581, Page 492 in the Office of the Clerk of Jefferson County, Kentucky.

3.
There is EXCEPTED FROM the real property described on page 16 of Exhibit A the real property described in Deed Book 5117, Page 961 and in Deed Book 4113, Page 332, each in the Office of the Clerk of Jefferson County, Kentucky.

4.	There is EXCEPTED FROM the real property described on page 17 of Exhibit A the real property described in Deed Book 5117, Page 961 in the Office of the Clerk of Jefferson County, Kentucky.

5.	There is EXCEPTED FROM the real property described on page 18 of Exhibit A the real property described in Deed Book 7581, Page 492 in the Office of the Clerk of Jefferson County, Kentucky.

6.	There is EXCEPTED FROM the real property described on page 21 of Exhibit A the real property described in Deed Book 1017, Page 132 in the Office of the Clerk of Jefferson County, Kentucky.

7.	There is EXCEPTED FROM the real property described on page 22 of Exhibit A the real property described in Deed Book 1226, Page 268 in the Office of the Clerk of Jefferson County, Kentucky.

8.	There is EXCEPTED FROM the real property described on page 25 of Exhibit A the real property described in Deed Book 1005, Page 139 in the Office of the Clerk of Jefferson County, Kentucky.

9.
There is EXCEPTED FROM the real property described on page 27 of Exhibit A the real property described in Deed Book 1132, Page 1 and in Deed Book 829, Page 411, each in the Office of the Clerk of Jefferson County, Kentucky.

10.	There is EXCEPTED FROM the real property described on page 29 of Exhibit A the real property described in Deed Book 5821, Page 749 in the Office of the Clerk of Jefferson County, Kentucky.

11.	There is EXCEPTED FROM the real property described on pages 30 and 31 of Exhibit A the real property described in Deed Book 886, Page 505 in the Office of the Clerk of Jefferson County, Kentucky.

12.	There is EXCEPTED FROM the real property described on page 32 of Exhibit A the real property described in Deed Book 4399, Page 191 in the Office of the Clerk of Jefferson County, Kentucky.

13.
There is EXCEPTED FROM the real property described on page 33 of Exhibit A the real property described in Deed Book 2286, Page 230 and in Deed Book 953, Page 20 and Deed Book 1036, Page 102, each in the Office of the Clerk of Jefferson County, Kentucky.

14.	There is EXCEPTED FROM the real property described on page 36 of Exhibit A the real property described in Deed Book 4405, Page 77 in the Office of the Clerk of Jefferson County, Kentucky.

15.	There is EXCEPTED FROM the real property described on page 37 of Exhibit A the real property described in Deed Book 7371, Page 225 in the Office of the Clerk of Jefferson County, Kentucky.

16.
There is EXCEPTED FROM the real property described on page 50 of Exhibit A the real property described in Deed Book 4918, Page 326 and in Deed Book 9467, Page 754, and in Deed Book 5280, Page 224, each in the Office of the Clerk of Jefferson County, Kentucky.

17.	There is EXCEPTED FROM the real property described on page 51 of Exhibit A the real property described in Deed Book 7789, Page 749 in the Office of the Clerk of Jefferson County, Kentucky.

18.	The source of title listed on page 52 as Deed Book 1119, Page 621, is incorrect and is changed to Deed Book 1119, Page 620.

19.
There is EXCEPTED FROM the real property described on page 52 of Exhibit A the real property described in Deed Book 3556, Page 528, in Deed Book 3007, Page 564 and in Deed Book 3052, Page 272, each in the Office of the Clerk of Jefferson County, Kentucky.

20.	The descriptions on Pages 63-65 of Exhibit A are deleted as that property was conveyed previously and was not owned by the Company as of the date of the Indenture.

21.	There is EXCEPTED FROM the real property described on page 66 of Exhibit A the real property described in Deed Book 4267, Page 325 in the Office of the Clerk of Jefferson County, Kentucky.

22.	The description on Page 67 of Exhibit A is deleted as that property was conveyed previously and not owned by the Company as of the date of the Indenture.

23.
There is EXCEPTED FROM the real property described on pages 68-72, inclusive, of Exhibit A the real property described in Deed Book 4272, Page 457 and in Deed Book 2384, Page 42 and in Deed Book 2690, Page 107 and in Deed Book 3027, Page 293 and in Deed Book 3084, Page 441, each in the Office of the Clerk of Jefferson County, Kentucky.

24.	There is EXCEPTED FROM the real property described on page 73 of Exhibit A the real property described in Deed Book 7581, Page 492 in the Office of the Clerk of Jefferson County, Kentucky.

25.
There is EXCEPTED FROM the real property described on pages 75-78, inclusive, of Exhibit A the real property described in Deed Book 2377, Page 511 and in Deed Book 3751, Page 507 and in Deed Book 4820, Page 928 and in Deed Book 5929, Page 806, and in Deed Book 7079, Page 364 and in Deed Book 7163, Page 909 and in Deed Book 5325, Page 449 and in Deed Book 3936, Page 94 and in Deed Book 4161, Page 81 and in Deed Book 3959, Page 36 and in Deed Book 3959, Page 62, each in the Office of the Clerk of Jefferson County, Kentucky. The source of title to the real property described on pages 75-78, inclusive, of Exhibit A also includes the Deed of Correction in Deed Book 1753, Page 417 that is referenced on page 118 of Exhibit A.

26.
There is EXCEPTED FROM the real property described on pages 79-94, inclusive, of Exhibit A the real property described in Deed Book 7575, Page 409, and in Deed Book 3513, Page 436, each in the Office of the Clerk of Jefferson County, Kentucky.

27.
There is EXCEPTED FROM the real property described on page 99 of Exhibit A the real property described in Deed Book 7575, Page 409 and in Deed Book 3513, Page 436, each in the Office of the Clerk of Jefferson County, Kentucky.

28.	The source of title to the real property described on page 100 of Exhibit A as Deed Book 1923, Page 271, is incorrect and is changed to Deed Book 1623, Page 271.

29.
There is EXCEPTED FROM the real property described on page 107 of Exhibit A the real property described in Deed Book 5971, Page 992 and in Deed Book 3531, Page 462 and in Deed Book 4093, Page 34 and in Deed Book 3730, Page 232,  each in the Office of the Clerk of Jefferson County, Kentucky.

30.	There is EXCEPTED FROM the real property described on page 112 of Exhibit A the real property described in Deed Book 4267, Page 325 in the Office of the Clerk of Jefferson County, Kentucky.

31.
There is EXCEPTED FROM the real property described on page 117 of Exhibit A the real property described in Deed Book 6718, Page 824 and in Deed Book 8089, Page 262, and in Deed Book 7991, Page 76, each in the Office of the Clerk of Jefferson County, Kentucky.

32.	There is EXCEPTED FROM the real property described on page 121 of Exhibit A the real property described in Deed Book 4272, Page 457 in the Office of the Clerk of Jefferson County, Kentucky.

33.	There is EXCEPTED FROM the real property described on page 133 of Exhibit A the real property described in Deed Book 1991, Page 131 in the Office of the Clerk of Jefferson County, Kentucky.

34.	There is EXCEPTED FROM the real property described on pages 134 and 135 of Exhibit A the real property described in Deed Book 5146, Page 334 in the Office of the Clerk of Jefferson County, Kentucky.

35.	There is EXCEPTED FROM the real property described on page 137 of Exhibit A the real property described in Deed Book 7789, Page 749 in the Office of the Clerk of Jefferson County, Kentucky.

36.
There is EXCEPTED FROM the real property described on page 138 of Exhibit A the real property described in Deed Book 3114, Page 465 and in Deed Book 3305, Page 516, each in the Office of the Clerk of Jefferson County, Kentucky.

37.	The description on Page 139 of Exhibit A is deleted as that property was conveyed previously and not owned by the Company as of the date of the Indenture.

38.	There is EXCEPTED FROM the real property described on page 146 of Exhibit A the real property described in Deed Book 2674, Page 520 in the Office of the Clerk of Jefferson County, Kentucky.

39.	There is EXCEPTED FROM the real property described on page 147 of Exhibit A the real property described in Deed Book 3515, Page 93 in the Office of the Clerk of Jefferson County, Kentucky.

40.	There is EXCEPTED FROM the real property described on page 149 of Exhibit A the real property described in Deed Book 2906, Page 40 in the Office of the Clerk of Jefferson County, Kentucky.

41.	There is EXCEPTED FROM the real property described on page 151 of Exhibit A the real property described in Deed Book 5473, Page 873 in the Office of the Clerk of Jefferson County, Kentucky.

42.	The description on Page 153 of Exhibit A is deleted as that property was conveyed previously and not owned by the Company as of the date of the Indenture .

43.	There is EXCEPTED FROM the real property described on page 155 of Exhibit A the real property described in Deed Book 6705, Page 840 in the Office of the Clerk of Jefferson County, Kentucky.

44.
There is EXCEPTED FROM the real property described on pages 169-170, inclusive, of Exhibit A the real property described in Deed Book 8356, Page 4 in the Office of the Clerk of Jefferson County, Kentucky.

45.	There is EXCEPTED FROM the real property described on page 179 of Exhibit A the real property described in Deed Book 5370, Page 68 in the Office of the Clerk of Jefferson County, Kentucky.

46.	There is EXCEPTED FROM the real property described on page 194 of Exhibit A the real property described in Deed Book 9467, Page 754 in the Office of the Clerk of Jefferson County, Kentucky.

47.	There is EXCEPTED FROM the real property described on page 196 and 201 of Exhibit A the real property described in Deed Book 9467, Page 754 in the Office of the Clerk of Jefferson County, Kentucky.

48.	There is EXCEPTED FROM the real property described on page 209 of Exhibit A the real property described in Deed Book 7271, Page 10 in the Office of the Clerk of Jefferson County, Kentucky.

49.	There is EXCEPTED FROM the real property described on page 210 of Exhibit A the real property described in Deed Book 9152, Page 327 in the Office of the Clerk of Jefferson County, Kentucky.

50.	There is EXCEPTED FROM the real property described on page 211 of Exhibit A the real property described in Deed Book 7658, Page 675 in the Office of the Clerk of Jefferson County, Kentucky.

51.	There is EXCEPTED FROM the real property described on page 235 of Exhibit A the real property described in Deed Book 5389, Page 517 in the Office of the Clerk of Jefferson County, Kentucky.

52.	There is EXCEPTED FROM the real property described on page 240 of Exhibit A the real property described in Deed Book 3893, Page 250 in the Office of the Clerk of Jefferson County, Kentucky.

53.
There is EXCEPTED FROM the real property described on page 252 of Exhibit A the real property described in Deed Book 3902, Page 24 and in Deed Book 8495, Page 286, each in the Office of the Clerk of Jefferson County, Kentucky.

54.
There is EXCEPTED FROM the real property described on page 265 of Exhibit A the real property described in Deed Book 5546, Page 690 and in Deed Book 5146, Page 337, each in the Office of the Clerk of Jefferson County, Kentucky.

55.	There is EXCEPTED FROM the real property described on page 266 of Exhibit A the real property described in Deed Book 6537, Page 224 in the Office of the Clerk of Jefferson County, Kentucky.

56.	There is EXCEPTED FROM the real property described on page 275 of Exhibit A the real property described in Deed Book 5417, Page 739 in the Office of the Clerk of Jefferson County, Kentucky.

57.	There is EXCEPTED FROM the real property described on page 276 of Exhibit A the real property described in Deed Book 5384, Page 840 in the Office of the Clerk of Jefferson County, Kentucky.

58.	There is EXCEPTED FROM the real property described on page 277 of Exhibit A the real property described in Deed Book 4829, Page 856 in the Office of the Clerk of Jefferson County, Kentucky.

59.
There is EXCEPTED FROM the real property described on page 295 of Exhibit A the real property described in Deed Book 5875, Page 892 and in Deed Book 5325, Page 455, each in the Office of the Clerk of Jefferson County, Kentucky.

60.	There is EXCEPTED FROM the real property described on page 296 of Exhibit A the real property described in Deed Book 8645, Page 560 in the Office of the Clerk of Jefferson County, Kentucky.

61.	There is EXCEPTED FROM the real property described on page 297 of Exhibit A the real property described in Deed Book 5397, Page 794 in the Office of the Clerk of Jefferson County, Kentucky.

62.
There is EXCEPTED FROM the real property described on page 299 of Exhibit A the real property described in Deed Book 4820, Page 928 and in Deed Book 7163, Page 909 and in Deed Book 7079, Page 364, each in the Office of the Clerk of Jefferson County, Kentucky.

63.	There is EXCEPTED FROM the real property described on page 314 of Exhibit A the real property described in Deed Book 7238, Page 973 in the Office of the Clerk of Jefferson County, Kentucky.

64.	There is EXCEPTED FROM the real property described on page 317 of Exhibit A the real property described in Deed Book 5082, Page 602 in the Office of the Clerk of Jefferson County, Kentucky.

65.	There is EXCEPTED FROM the real property described on page 328 of Exhibit A the real property described in Deed Book 5381, Page 44 in the Office of the Clerk of Jefferson County, Kentucky.

66.
There is EXCEPTED FROM the real property described on page 332 of Exhibit A the real property described in Deed Book 8089, Page 263, and in Deed Book 7991, Page 76, each in the Office of the Clerk of Jefferson County, Kentucky.

67.	There is EXCEPTED FROM the real property described on page 351 of Exhibit A the real property described in Deed Book 5313, Page 305 in the Office of the Clerk of Jefferson County, Kentucky.

68.	The description on page 429 of Exhibit A is deleted as the property acquired by the source deeds reflected on such page was described separately on pages 342-350, inclusive, of Exhibit A.

EXHIBIT C

LOUISVILLE GAS AND ELECTRIC COMPANY

________________

REAL PROPERTY

________________

Schedule of real property owned in fee located in the Commonwealth of Kentucky

1.
Lots 1, 2, 3, 4, 5, 6, 7, 8, 9, 10, 11, 19, 20, 21, 22, 23, 24, 25, 26 and 27 as shown on REVISED PLAN OF GUELDA’S SUBDIVISION, recorded in Plat and Subdivision Book 7, page 50, in the Office of the Clerk of Jefferson County, Kentucky.

Being the same property conveyed to Louisville Gas & Electric Company, by Deed dated May 12, 1931, of record in Deed Book 1481, Page 37, in the Office of the Clerk of Jefferson County, Kentucky.

2.
BEGINNING at a point in the West line of Eleventh Street where the Northerly line of the alley shown on the plat of GUELDA’S SUBDIVISION of record in Plat and Subdivision Book 5 Page 11, in the office of the Clerk of Jefferson County, Kentucky, and known as Lee Street, intersects same; running thence Northwardly with the West line of Eleventh Street, 118.07 feet; thence Westwardly along a line parallel with Gaulbert Avenue, 300 feet to the east line of Twelfth Street; thence Southwardly with the East side of Twelfth Street; 265 feet to the Northerly line of the said alley known as Lee Street; thence with the said line of said alley, 331 feet 6 inches to the beginning; said property, however, being presently bisected by an alley 20 feet wide running North and South.

Being the same property conveyed to Louisville Gas and Electric Company by Deed dated November 28, 1941 of record in Deed Book 1810, Page 501, in the Office of the Clerk of Jefferson County, Kentucky. LESS AND EXCEPT THE PROPERTY AS DESCRIBED IN DEED BOOK 1853, PAGE 92, OF RECORD IN THE OFFICE AFORESAID.